UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September  11, 2003

BRIAZZ, INC.

(Exact name of registrant as specified in its charter)

Washington	000-32527	91-1672311
(Jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3901 7th Avenue South, Suite 200
Seattle, Washington 98108-5206

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (206) 467-0994

Not Applicable

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure

On September 11, 2003, our Board of Directors appointed Paul Bigler, Glenn MacMullin, Sue L. Gin, David Cotton and Milton Liu as additional members of our Board of Directors, to fill existing vacancies on the Board. Information regarding each of the new directors is set forth in the Schedule 14f-1 we filed with the Securities and Exchange Commission on August 15, 2003 and mailed to our shareholders on August 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

BRIAZZ, INC.

Date: September 15, 2003
/s/ Victor D. Alhadeff
Victor D. Alhadeff Chief Executive Officer, Chief Financial Officer, Secretary and Chairman